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                                                                 Exhibit (h)(41)




                                  APPENDIX C
                                      TO
           THE ADMINISTRATION AND FUND ACCOUNTING AGENCY AGREEMENT
                                   BETWEEN
                    NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                     and
                       BROWN BROTHERS HARRIMAN & CO.
                       Dated as of January 25, 2005


The following is a list of Funds for which the Administrator shall act under the Administration and Fund Accounting Agency Agreement dated as of May 1, 1999 (the ""Agreement''):

                    Nicholas-Applegate U.S. Convertible Fund
                   Nicholas-Applegate Emerging Countries Fund
             Nicholas-Applegate Emerging Markets Opportunities Fund
                  Nicholas-Applegate U.S. Emerging Growth Fund
                     Nicholas-Applegate Global Select Fund
                  Nicholas-Applegate U.S. Mini Cap Growth Fund
                  Nicholas-Applegate U.S. High Yield Bond Fund
                  Nicholas-Applegate International Growth Fund
           Nicholas-Applegate International Growth Opportunities Fund
                Nicholas-Applegate International Systematic Fund
                  Nicholas-Applegate U.S. Large Cap Value Fund
                   Nicholas-Applegate U.S. Equity Growth Fund
              Nicholas-Applegate U.S. Large Cap Select Growth Fund
              Nicholas-Applegate U.S. Systematic SMID Growth Fund
                  Nicholas-Applegate U.S. Small Cap Value Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund.

NICHOLAS-APPLEGATE                     BROWN BROTHERS HARRIMAN & CO.
INSTITUTIONAL FUNDS

BY:_______________________________     BY:_______________________________
NAME: Deborah A. Wussow                NAME:
TITLE:  Assistant Secretary            TITLE: